UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2002

ZAMBA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-1636021
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

0-22718
(Commission File No.)

3033 Excelsior Blvd, Suite 200, Minneapolis, Minnesota 55416
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (952) 832-9800

ITEM 5.  OTHER EVENTS.

On August 27, 2002, at a regular meeting of our Board of Directors, we accepted the resignations of Subrahmanyan Raman and John Olsen from our Board of Directors and appointed Ashok Jain to replace Mr. Raman on our Board of Directors.  Both Mr. Raman and Mr. Jain are executives with HCL Technologies (“HCL”), which is based in India.  Mr. Raman is the Chief Operating Officer of HCL and joined our Board in March 2002, following our execution of a strategic alliance agreement with HCL.  Mr. Jain is an executive vice president of HCL and a director of HCL Technologies America.  Mr. Olsen resigned because of the time commitments involved with his role as president and chief operating officer of Business Objects, which cause him to spend a significant amount of time in Europe.  We currently do not have plans to replace Mr. Olsen on our Board of Directors.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)           Financial Statements

None.

(b)           Pro forma Financial Statements

None.

(c)           Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAMBA CORPORATION

	By:	/s/ Ian L. Nemerov
Ian L. Nemerov
Secretary and General Counsel

Dated: August 29, 2002